UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 5, 2010

GARB OIL & POWER CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-26999	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1588 South Main Street, Suite 200
Salt Lake City, Utah		84115
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 832-9865

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01—OTHER EVENTS

On March 5, 2010 the board of directors resolved that Article IV of the Corporation’s Articles of Incorporation be amended in order to increase the Corporation’s authorized shares of common stock and to create preferred classes of stock as authorized by the shareholders in a Special Stockholders’ Meeting held on March 1, 2010..  The Authorized shares of common stock are increased from 80 million shares to 500 million shares and preferred stock classes A, B and C are created. This increase in authorized shares and creation of preferred stock classes will allow the company additional flexibility for possible future business opportunities.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit No.	Description	Location

99.1	Minutes of the Special Stockholders’ Meeting held March 1, 2010.	This filing
99.2	Board Resolution amending Article IV of the Articles of Incorporation.	This filing
99.3	Restated Articles of Incorporation	This filing

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Garb Oil & Power Corporation
Registrant

Dated: March 10, 2010	By:	/s/ John Rossi
John Rossi, President